GUARANTY OF RECOURSE OBLIGATIONS

made by

BERNARD HSIAO

MICHAEL HSIAO

SHAUN QUIN

GLEN STEWARD, and

STEWARDS, INC.,

as guarantors,

in favor of

LOANCORE CAPITAL CREDIT REIT LLC

Dated as of September 23, 2026

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GUARANTY OF RECOURSE AND OTHER OBLIGATIONS

This GUARANTY OF RECOURSE AND OTHER OBLIGATIONS (this

“Guaranty”), dated as of September 23, 2026, made by BERNARD HSIAO, an individual having an address at 350 NW 8th Court, Suite A, Plantation, Florida 33317 (“B. Hsiao”), MICHAEL HSIAO, an individual having an address at 350 NW 8th Court, Suite A, Plantation, Florida 33317 (“M. Hsiao”), SHAUN QUIN, an individual having an address at 4300 N. University Drive, Suite D105, Lauderhill, Florida 33351 (“Quin”), GLEN STEWARD, an individual having an address at 4300 N. University Drive, Suite D105, Lauderhill, Florida 33351 (“Steward”, and together with B. Hsiao, M. Hsiao and Quin, jointly and severally, each an “Individual Guarantor”), and STEWARDS, INC., a Nevada corporation having an office at 4300 N. University Drive, Suite D105, Lauderhill, Florida 33351 (“Entity Guarantor”, Entity Guarantor and each Individual Guarantor is a “Guarantor” and collectively, “Guarantors”), in favor of LOANCORE CAPITAL CREDIT REIT LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as “Lender”), having an address c/o LoanCore Capital, 55 Railroad Avenue, Suite 100, Greenwich, Connecticut 06830.

R E C I T A L S:

A.                 Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Loan Agreement”) between Envy Recreational LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Envy Recreational”), and Envy Development DE, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Envy Development”; Envy Recreational and Envy Development, individually or collectively as the context may require, jointly and severally, “Borrower”) and Lender, Lender has agreed to make a loan (the “Loan”) to Borrower in the original principal amount of Forty-Seven Million Seven Hundred Thousand and No/100 Dollars ($47,700,000.00), subject to the terms and conditions of the Loan Agreement;

B.                 As a condition to Lender’s making the Loan, Lender is requiring that Guarantors execute and deliver to Lender this Guaranty; and

C.                 Each Guarantor hereby acknowledges that it is the owner of direct or indirect interests in Borrower, and, accordingly, that it will materially benefit from Lender agreeing to make the Loan;

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, each Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

1.      Definitions.

(a)               All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

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(b)               The term “Guaranteed Obligations” means (i) Borrowers’ Recourse Liabilities, (ii) from and after the date that any Springing Recourse Event occurs, payment of all the Debt as and when the same is due in accordance with the Loan Documents (and whether accrued prior to, on or after such date) and (iii) the payment when due of all (A) scheduled monthly Debt Service payments when due pursuant to the Loan Agreement and (B) all operating expenses of the Property, including, without limitation, Taxes, Insurance Premiums, maintenance costs, utilities, common charges, and management fees, due and owing from time to time in connection with the Property; provided, however, that operating expenses shall not include (w) any Capital Expenses, tenant improvement costs, leasing commissions, or development costs, (x) costs and expenses of any litigation, arbitration or other dispute, (y) any environmental investigation, remediation, or removal costs, or (z) any casualty or condemnation restoration costs; provided, however, that for the avoidance of doubt, the same shall constitute Guaranteed Obligations to the extent covered by clause (i) and/or clause (ii) of this definition of Guaranteed Obligations.

(c)               Notwithstanding anything to the contrary in this Guaranty, Guarantors’ liability with respect to that certain Guaranteed Obligation described in clause 1(b)(iii) hereof shall not extend beyond the earlier to occur of (x) Borrower’s Tender of a deed-in-lieu of foreclosure to Lender or Lender’s designee with respect to the Properties and (y) the date that Lender or any Affiliate of Lender (or Lender’s or any Affiliate of Lender’s designee) acquires title to the Properties (whether at foreclosure sale or other similar transfer), but, notwithstanding the occurrence of an event described in either (x) or (y) above, (i) in no event shall Guarantors’ liability with respect to that certain Guaranteed Obligation described in clause 1(b)(iii) hereof terminate prior to the Initial Stated Maturity Date (i.e., October 9, 2028) and (ii) such liability of Guarantors with respect to that certain Guaranteed Obligation described in clause 1(b)(iii) hereof shall be calculated assuming Borrowers’ continued ownership and operation of the Properties subject to the terms and conditions of the Loan Documents through the Initial Stated Maturity Date (i.e., October 9, 2028) (“Tender” meaning satisfaction of all of the requirements set forth on Schedule 1 hereto).

2.      Guaranty.

(a)               Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full, prompt and complete payment when due of the Guaranteed Obligations.

(b)               All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c)               Each Guarantor hereby agrees to pay, protect, indemnify, defend and save harmless Lender from and against any and all actual fees, costs, losses, liabilities, obligations, claims, causes of action, suits, demands, judgements, expenses and damages (but excluding any consequential, special or punitive damages), including reasonable attorneys’ fees and disbursements, which Lender may suffer or incur or which otherwise may arise by reason of Borrower’s failure to pay or perform any of the Guaranteed Obligations when due, irrespective of whether such fees, costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to (i) Lender’s declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement

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or completion of a judicial or non-judicial foreclosure of the Mortgage or (iii) the conveyance of all or any portion of the Property by deed-in-lieu of foreclosure.

(d)               Each Guarantor agrees that no portion of any sums applied (other than sums received from such Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt has been paid in full, or Guarantors shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.

3.      Representations and Warranties. Each Guarantor hereby represents and warrants to Lender as follows as to itself (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)               Organization, Authority and Execution. Entity Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by each Guarantor.

(b)               Enforceability. This Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)               No Violation. The execution, delivery and performance by each Guarantor of its obligations under this Guaranty has been duly authorized by all necessary action on behalf of Entity Guarantor and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to a Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of a Guarantor pursuant to the terms of Entity Guarantor’s organization documents, or any mortgage, indenture, agreement or instrument to which a Guarantor is a party or by which it or any of its properties is bound. No Guarantor is in default under any other guaranty which it has provided to Lender.

(d)               No Litigation. There are no actions, suits or proceedings at law or at equity, pending or, to each Guarantor’s best knowledge, threatened against or affecting a Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of a Guarantor or the ability of a Guarantor to perform any of its obligations under this Guaranty. No Guarantor is in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of such Guarantor or the ability of such Guarantor to perform any of its obligations under this Guaranty.

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(e)               Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantors of this Guaranty have been obtained and each Guarantor agrees that all Consents required in connection with the carrying out or performance of any of such Guarantor’s obligations under this Guaranty will be obtained when required.

(f)                Financial Statements and Other Information. All financial statements of Guarantors heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantors as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of a Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. No Guarantor is insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render any Guarantor insolvent.

(g)               Consideration. Each Guarantor is the owner, directly or indirectly, of certain legal and beneficial equity interests in Borrower.

4.      Financial Statements.

(a)               Entity Guarantor shall deliver to Lender, (a) within one hundred twenty (120) days after the end of each fiscal year of such Guarantor, a complete copy of such Guarantor’s annual financial statements prepared by such Guarantor and accompanied by audited consolidated financial statements of such Guarantor for the applicable fiscal year, prepared by Guarantor and audited by an independent PCAOB-registered auditor, (b) within thirty (30) days after the end of each fiscal quarter of such Guarantor, financial statements (including (1) a balance sheet as of the end of such fiscal quarter, (2) a statement of income and expense for such fiscal quarter, (3) a statement of cash flow for such fiscal quarter and (4) a statement of change in financial position) certified by the chief financial officer of such Guarantor and in form, content, level of detail and scope reasonably satisfactory to Lender, which certificate shall contain a statement that the requirements described in Section 6 have been satisfied), and (c) thirty (30) days after request by Lender, such other financial information with respect to such Guarantor as Lender may reasonably request.

(b)               Each Individual Guarantor shall deliver to Lender, (a) (i) within sixty (60) after the date filed, a complete copy of such Guarantor’s tax return prepared by an independent certified public accountant, certified by such Guarantor and in form, content, level of detail and scope reasonably acceptable to Lender, and (ii) simultaneously with such Guarantor’s delivery to Lender of such tax return, a certificate of such Guarantor setting forth the Net Worth (as defined below) and Liquid Assets (as defined below) of such Guarantor in form, content, level of detail and scope reasonably acceptable to Lender, and (b) thirty (30) days after request by Lender, such other financial information with respect to such Guarantor as Lender may reasonably request.

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5.      Unconditional Character of Obligations of Each Guarantor.

(a)               The obligations of Guarantors hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, any Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantors under this Guaranty, or any setoff or counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against a Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender may enforce the obligations of any Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection, in each case, solely with respect, and to the extent of, the Guaranteed Obligations. Each Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against such Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b)               The obligations of Guarantors under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)                 any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, any Guarantor or any other Person;

(ii)               any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii)            the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv)             the conveyance to Lender, any Affiliate of Lender or Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

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(v)               the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

(vi)             the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.

(c)               Except as otherwise specifically provided in this Guaranty, each Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)               Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantors hereunder.

(e)               No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantors hereunder, and Guarantors agree that if any Loan Document is modified with Lender’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)                Lender may proceed to protect and enforce any or all of its rights, powers and remedies under this Guaranty by suit in equity or action at law (including foreclosure of all or any portion of the collateral for the Loan), whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law (in any order), and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantors. Each and every remedy of Lender shall, to the extent permitted by law, be non-exclusive and cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)               No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantors to Lender in any other respect or at any other time.

(h)               At the option of Lender, any Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon any other Loan Documents and recovery may be had against any Guarantor in such action or proceeding or in any independent action or proceeding against such Guarantor to the extent of such Guarantor’s

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liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

(i)                 Guarantors agree that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or any Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or any Guarantor, all as though such payment had not been made.

(j)                 In the event that any Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to any Guarantor, such Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including Principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) such Guarantor shall not be entitled to enforce or receive payment thereof until all Principal, interest and other sums due pursuant to the Loan Documents have been paid in full. Nothing herein contained is intended or shall be construed to give any Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by any Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all Principal, interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by such Guarantor to Lender for credit and application against such sums due and owing to Lender.

(k)               Guarantors’ obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any or all of its remedies pursuant to the Loan Documents.

6.      Covenants.

(a)               As used in this Section 6, the following terms shall have the respective meanings set forth below:

(i)                 “GAAP” shall mean generally accepted accounting principles, consistently applied.

(ii)               “Liquid Assets” shall mean any of the following, but only to the extent owned individually and located in the United States: assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of

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the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

(iii)            “Net Worth” shall mean, as of a given date, (x) the total assets located in the United States of a Guarantor as of such date (exclusive of any interest in the Property or in any other asset that is part of the collateral for the Loan) less (y) such Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

(b)               Until all of the Guaranteed Obligations have been paid in full, Guarantors (i) shall collectively maintain (A) a Net Worth in excess of $50,000,000.00 (the “Net Worth Threshold”) and (B) Liquid Assets having a market value of at least $5,000,000.00 (the “Liquid Assets Threshold”) and (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, which would cause Guarantors’ Net Worth to fall below the Net Worth Threshold or Guarantors’ Liquid Assets to fall below the Liquid Assets Threshold.

(c)               No Guarantor shall, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of such Guarantor (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or interest in Entity Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of such Guarantor’s assets, or any interest therein.

(d)               Entity Guarantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and comply with all Legal Requirements applicable to it and its assets. Entity Guarantor shall not engage in any dissolution, liquidation or consolidation or merger with or into any other business entity without obtaining the prior consent of Lender.

(e)               Each Guarantor shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against such Guarantor which is reasonably likely to cause a Material Adverse Effect on such Guarantor’s condition (financial or otherwise) or business (including such Guarantor’s ability to perform the Guaranteed Obligations hereunder or under the other Loan Documents to which it is a party).

(f)                Each Guarantor will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over such Guarantor, including those relating to money laundering and terrorism.

(g)               Each Guarantor shall, at such Guarantor’s sole cost and expense:

(i)                 cure any clerical errors or omissions in the execution and delivery of the Loan Documents to which such Guarantor is a party and execute and deliver, or cause to be executed and delivered, to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary or desirable, to correct any clerical errors or

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omissions in the Loan Documents to which such Guarantor is a party, as Lender may reasonably require; and

(ii)               do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Guaranty and the other Loan Documents to which such Guarantor is a party, as Lender may reasonably require from time to time.

7.      Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantors.

8.      Successors and Assigns. This Guaranty shall be binding upon each Guarantor, and such Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by any Guarantor and shall inure to the benefit of Lender and its successors and assigns.

9.      Governing Law.

(a)               THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT TO THE LOAN AGREEMENT WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND THE NOTE, AND THIS GUARANTY AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR DOES HEREBY DESIGNATE AND APPOINT COZEN O’CONNOR, ATTENTION: WILLIAM F. DAVIS, ESQ., HAVING AN ADDRESS AT 3 WTC, 175 GREENWICH STREET, 55TH FLOOR, NEW YORK, NEW YORK 10007, AS ITS

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AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH GUARANTOR MAILED OR DELIVERED TO EACH SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON EACH SUCH GUARANTOR (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND EACH GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.  Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11.  Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12.  WAIVER OF TRIAL BY JURY. EACH GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

13.  Other Guaranties. The obligations of each Guarantor hereunder are separate and distinct from, and in addition to, the obligations of such Guarantor now or hereafter arising under any other guaranties, indemnification agreements or other agreements to which such Guarantor is now or hereafter becomes a party. In no event shall any Guarantor be entitled to any credit against amounts due under this Guaranty by reason of amounts paid to Lender by Guarantors

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(or any of them) or any other person under or by reason of the other guaranties, indemnification agreements or other agreements to which Guarantors (or any of them) are now or hereafter become a party.

14.  Notices. All notices, demands, requests, consents, approvals or other communications (collectively called “Notices”) required or permitted to be given hereunder to Lender or any Guarantor or which are given to Lender or any Guarantor with respect to this Guaranty shall be in writing and shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below, or personally delivered with receipt acknowledged to such address, or in either case, to such other address(es) as the party in question shall have specified most recently by like Notice.

If to Lender, to:

LoanCore Capital Credit REIT LLC

c/o LoanCore Capital

55 Railroad Avenue, Suite 100

Greenwich, Connecticut 06830

Attention: Kimberly Lutterman

E-mail: xxxxx@loancore.com

with a copy to:

LoanCore Capital Credit REIT LLC

c/o LoanCore Capital

55 Railroad Avenue, Suite 100

Greenwich, Connecticut 06830

Attention: Notices

E-mail: xxxxx@loancore.com

with a copy to:

Firsel Ross Gussis & Alexander

10 Parkway North Boulevard, Suite 110

Deerfield, Illinois 60015

Attention: Samuel P. Gussis, Esq.

E-mail: xxxxx@firselross.com

If to Guarantors, to:

c/o Stewards, Inc.

4300 N. University Drive, Suite D105 Lauderhill, Florida 33351

Attention: Katy Murless, Chief Financial Officer

Email: xxxxx@stewards.com

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with a copy to:

Cozen O’Connor

One Liberty Place

1650 Market Street, Suite 2800

Philadelphia, Pennsylvania 19103

Attention: Howard Grossman, Esq.

E-mail: xxxxx@cozen.com

and

Scott Doney, Esq.

3651 Lindell Rd Suite D121

Las Vegas, Nevada 89103

Email: xxxxx@doneylawfirm.com

Notices which are given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder (i) on the date on which such notice shall have been personally delivered as aforesaid, (ii) on the date of delivery by mail as evidenced by the return receipt therefor, or (iii) on the date of failure to deliver by reason of refusal to accept delivery or changed address of which no Notice was given.

15.  Guarantor’s Receipt of Loan Documents. Each Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

16.  Interest; Expenses.

(a)               If Guarantors fail to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by Guarantors to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(b)               Each Guarantor hereby agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantors under this Guaranty.

17.              Change in Residency. B. Hsiao, M. Hsiao and Steward hereby represent and warrant that they are a resident of the State of Florida and that their primary domicile is in the State of Florida. Quin hereby represents and warrants that he is a resident of the State of New York and that his primary domicile is in the State of New York. No Guarantor shall change its State of residence and/or primary domicile to a State that is a community property jurisdiction unless (i) such Guarantor first (A) provides Lender at least ten (10) Business Days prior written notice thereof and (B) if such Guarantor is married at the time, causes such Guarantor’s spouse to execute and deliver to Lender a spousal consent with respect to this Guaranty (which spousal consent shall be in form and substance satisfactory to Lender) (a “Spousal Consent”) and (ii) if a Guarantor is not married at the time and subsequently marries, or if a Guarantor enters into a new marriage, at any time when such Guarantor is a resident (and/or has a primary domicile) in a

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community property jurisdiction, such Guarantor causes his spouse to execute and deliver to Lender a Spousal Consent within ten (10) days after the occurrence of any such marriage. Guarantors’ failure to comply with any of the foregoing shall, at Lender’s option, constitute an “Event of Default” hereunder and under the Loan Agreement.

18.  Joint and Several Obligations. Each Guarantor shall have joint and several liability for the obligations of Guarantors hereunder.

19.  Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

20.              Gender; Number; General Definitions. All references to sections and schedules are to sections and schedules in or to this Guaranty unless otherwise specified. All uses of the word “including” or “include” or similar words shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property and/or in enforcing its rights hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.

GUARANTORS:

/s/ Bernard Hsiao

BERNARD HSIAO, an individual

/s/ Michael Hsiao

MICHAEL HSIAO, an individual

 /s/ Shaun Quin

SHAUN QUIN, an individual

/s/ Glen Steward

GLEN STEWARD, an individual

STEWARDS, INC.,

a Nevada corporation

By: /s/ Shaun Quin

Name: Shaun Quin

Title: Chief Executive Officer

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